Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated October 3, 2024, relating to the financial statements of Willow Lane Acquisition Corp. as of July 18, 2024 and for the period from July 3, 2024 (inception) through July 18, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 29, 2024